Exhibit 10.13

Pre- Bridge Loan Agreement (the “Pre-Bridge Agreement”) is entered into this __ th day of May 2007 between IPtimize, Inc., a Minnesota corporation located at 2135 S. Cherry Street, Suite 200, Denver, Colorado 80222 (the “Borrower”) and ________________________, residing at _______________________ (the “Lender ”). The Lender and the Borrower are sometimes individually referred to as a “Party” and collectively as the “Parties”.

                     W I T N E S S E T H:

WHEREAS , Borrower desires to borrow $______ from the Lender (the “Loan Amount”) as part of a total pre-bridge loan financing of up to $75 0,000 (the “Pre Bridge ”) to meet the immediate working capital needs of the Borrower prior to the Borrower’s implementation of a proposed permanent PIPE financing in excess of $1, 500,000 (the “PIPE ”); and

WHEREAS, the Lender together with all other P re Bridge Lender, each of whom shall participate in the Pre Bridge on a pro rata and pari passu basis and who shall each execute his own p re-b ridge a greement and annexed promissory note with the Borrower (collectively the “Additional Lender ”) are collectively willing to lend the Pre Bridge to the Borrower.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements herein contained, the receipt and adequacy of which is hereby acknowledged and accepted, the Parties hereby agree as follows:

1.      Terms of the Pre Bridge .

1.1       The Pre Bridge . The Lender hereby agrees to lend the Loan Amount to the Borrower and the Borrower hereby accepts the Loan Amount from the Lender and agrees to repay the same in lawful money of the United States of America. The Loan Amount shall be evidenced by a promissory note bearing interest at the rate of ten (10.0%) percent per annum on an actual day/360 day basis and payable on the Due Date (as that term is defined below), in the form annexed hereto as Exhibit “A” and hereby incorporated herein by reference (the “Note”). The Note shall be duly executed by the Borrower and delivered to the Lender simultaneously with the execution of this Pre Bridge Agreement.

1.2      Due Date.     The Loan Amount shall be due and payable on the earlier of: (i) the closing of the PIPE ; (ii) six months from the date of this Pre Bridge Agreement; or (iii) the receipt by the Lender of Commission Income (as that term is defined in Section 1.5 below) equal to the Loan Amount (the "Due Date").

Information contained in this document is proprietary and not to be disclosed without written permission from
IPtimize, Inc.
2135 S. Cherry St, Ste. 200; Denver, CO 80222
303-268-3600 (Main) 303-268-3639 (Fax)

1.3      Payments and Prepayments.The Borrower shall not be entitled to re-borrow any prepaid Loan Amount or other costs or charges. All payments made pursuant to this Pre Bridge Agreement shall be first applied to accrued and unpaid interest, then to any lien or other proper charges under this Pre Bridge Agreement and finally to the aggregated principal balance of the Loan Amount. Absent the foregoing, interest on the Loan Amount shall be due and payable in one lump sum on the Due Date.

1.4      Closings. The closing of the Pre Bridge shall take place simultaneously with the execution of this Pre Bridge Agreement via facsimile. Simultaneously with the execution of this Pre Bridge Agreement, the Lender shall deliver the Loan Amount to the Borrower via Federal wire transfer or such other manner as shall be mutually agreed upon between the Borrower and the Lender (the “Closing”). At the Closing, the Borrower shall deliver this Pre Bridge Agreement duly executed by the Borrower.

1.5     Collateral Security. The following provisions shall be applicable:

     A.     As collateral security for the Borrower’s repayment of the Loan Amount to the Lender, as evidenced by the filing of the UCC-1 Financing Statement as described in Section 1.6 below, and until the Loan Amount has been repaid, the Borrower hereby covenants and agrees: (i) within two business days from the execution of this Agreement, it shall open a separate segregated account in the name of the Borrower at Vectra Bank Colorado (the “Account”); (ii) the Borrower shall designate Gary J. Graham, in his capacity as President (“Graham”) of First Capital Business Development, LLC, a Colorado limited liability company, located at 16293 East Dorado Place, Centennial, CO 80015 (“FCBD”) in its capacity as collection and disbursement agent for the Additional Lender (collectively the “Participating Lender ”), shall be the sole signatory on the Account; (iii) within 24 hours of its receipt, the Borrower’s President, Clinton J. Wilson and/or such other executive officers or employees designated by him and indicated to the Participating Lender in writing (the “Designated Officer”) shall deposit all of the monthly commission income received by the Borrower from its agreements with Qwest Communications and Level 3 Communications (collectively the “Commission Income”) into the Account; and (iv) upon the deposit of the Commission Income into the Account, the Designated Officer shall send a confirming email to Graham at ggraham@fstcapital.com ;

     B.     The Borrower shall continue to promptly deposit the Commission Income into the Account until the Pre-Bridge have been paid in full either through cash payment or conversion into a portion of the PIPE ;

     C.     The Borrower hereby authorizes and directs Graham, in his capacity as collection and disbursement agent for the Participating Lender, to: (i) either withdraw the Commission Income from the Account and to pay the same pro rata to the Participating Lender on a monthly basis or to return the same to the Borrower; (ii) to account to the Borrower on a quarterly basis as to the disbursement of the Commission Income; and (iii) to resign as a signatory on the Account within two business days from the date the Participating Lender shall have been repaid the full Pre-PIPE amount;

Information contained in this document is proprietary and not to be disclosed without written permission from
IPtimize, Inc.
2135 S. Cherry St, Ste. 200; Denver, CO 80222
303-268-3600 (Main) 303-268-3639 (Fax)

             D.     In its capacity as the lead and first Participating Lender , and without any other legal duty or obligation to do so, Graham hereby covenants and agrees to faithfully and impartially: (i) collect the Commission Income from the Account; (ii) to disburse the Commission Income pro rata to the Participating Lender ; (iii) to maintain accurate books and records of all transaction for and on behalf of the Participating Lender ; (iv) report all transactions in the Account to the Borrower each quarter the Account is open; (v) as soon as the Participating Lender have been repaid the Pre-PIPE Amount and all accrued interest from the Commission Income and/or the proceeds of the PIPE , to return any un-disbursed Commission Income in the Account back to the Borrower and resign as a signatory on the Account; and (vi) assuming a UCC-1 Financing Statement has been filed, to execute and deliver to the Borrower a UCC-2 Termination Statement evidencing the termination of FCBD’s interest in the Account and in the Commission Income;

          E.     Simultaneously with the execution of this Pre Bridge Agreement, the Borrower shall execute and deliver to Qwest Communications and Level 3 Communications a letter requesting them to deposit the Commission Income into a designated lock box. The letter shall be delivered via overnight package delivery service or by registered or certified mail with a copy to the Lender ; and

          F.     In addition to the Commission Income, the Loan Amount shall also be secured by the un-pledged assets of the Borrower. Until the Loan Amount together with all accrued interest shall have been repaid in full, any and un-pledged assets of the Borrower shall be available as additional collateral security for the Loan Amount.

          1.6      Security Documents and Fees. Simultaneously with the execution and delivery of this Pre Bridge Agreement, the Borrower shall execute and deliver to the Lender a UCC-1 financing statement evidencing the Lender ’ security interest in the Commission Income. In addition, the Borrower hereby specifically agrees and consents that a photocopy or other reproduction of this Pre Bridge Agreement shall be deemed to be the legal equivalent of a financing statement and may be filed with any county clerk as evidence of the Lender’ security interest. At the closing of the PIPE , the Borrower shall pay to a finder's fee of 10% to any individual, firm or entity that introduces a Participating Lender to the Borrower and who advances all or any portion of the Pre-Bridge to the Borrower.

           1.7.      Additional Consideration. As additional consideration for the Loan Amount, the Borrower hereby covenants and agrees as follows:

Information contained in this document is proprietary and not to be disclosed without written permission from
IPtimize, Inc.
2135 S. Cherry St, Ste. 200; Denver, CO 80222
303-268-3600 (Main) 303-268-3639 (Fax)

     A.     Simultaneously with the execution of this Pre-Bridge Agreement, the Borrower shall cause the issuance and delivery to the Lender of a warrant in the form annexed hereto as Exhibit “B” and hereby incorporated herein by reference with a five (5) year term (the “Warrant”) entitling the Lender to purchase an aggregate of one share of the Borrower’s Common Stock, no par value per share (the “Shares”) for each one Dollar loaned to the Borrower and aggregating the Loan Amount, or a total of __ ,000 shares (the “Warrant Shares”). The Warrant shall be exercisable at a price of $0.50 per Share or such greater or lesser amount equal to the conversion rate at which the PIPE is convertible into Shares. The Warrant Shares shall be registered under the Securities Act of 1933, as amended (the “Securities Act”), in accordance with the following:

                         1.)     If at any time during the five-year term of the Warrants, the Borrower proposes to file a Registration Statement under the Securities Act (a “Registration Statement”); it will at such time give written notice to the Lender of its intention to do so. Upon written request of the Lender , given within 15 days after the giving of any such notice by the Borrower, the Borrower will advise the Lender that it shall include his Warrant Shares in the Registration Statement. If, however, the offering to which the Registration Statement relates is to be distributed by or through an underwriter or placement agent approved by the Borrower, the Lender hereof may at his option agree to sell the Warrant Shares through such underwriter or placement agent on the same terms and conditions as the underwriter or placement agent agrees to sell the other securities proposed to be registered. In addition, if such underwriter or placement agent determines that the inclusion of all the Warrant Shares sought to be sold would have an adverse effect on the offering, the Lender shall be entitled to participate in the underwriting and register his Warrant Shares on a pro rata basis or as such other quantity of the Warrant Shares as the underwriter or placement agent may determine.

                2.)     The Borrower covenants and agrees that it shall prepare and promptly file with the Securities and Exchange Commission (the "Commission") all amendments, post-effective amendments and supplements to the Registration Statement as may be necessary under the Securities Act and the regulations of the Commission to permit the sale of the Warrant Shares to the public; and

                3.)     The rights of the Lender hereof pursuant to this Section 1.7 may be exercised only by the Lender or any affiliate thereof.

     B.     The Lender shall have the right and option to convert the entire unpaid balance of the Loan Amount and all unpaid interest due thereunder into Shares at the rate of $.50 per Share or such greater or lesser amount as the conversion rate equal to that at which the PIPE is convertible into the Shares (the "Conversion Shares"). The Borrower shall register the Conversion Shares under the Securities Act in the same manner as the Warrant Shares.

Information contained in this document is proprietary and not to be disclosed without written permission from
IPtimize, Inc.
2135 S. Cherry St, Ste. 200; Denver, CO 80222
303-268-3600 (Main) 303-268-3639 (Fax)

2.      Brief Description of the Company.

Information about the Borrower and its 2006 business derived from the Borrower’s Form SB-2 Registration Statement as filed with the Commission on October 18, 2006 and withdrawn by the Borrower on April 13, 2007 (the “SB-2”), is set forth in Exhibit “C” annexed to this Pre-Bridge Agreement and hereby incorporated herein by reference. This information presents an overview of the Borrower’s business but does not reflect events that occurred subsequent to the date of the SB-2.

3.      Risk Factors Associated with the Borrower and the Note.

An investment in the Borrower involves a high degree of risk and should be considered only by Lender who can sustain the loss of their entire investment. Accordingly, the Lender hereby represent that, prior to the signing of this Pre-Bridge Agreement, the Lender have read the disclosures contained under the captions "Risks Related to the Company” and “Risks Related to the Offering" set forth in Exhibit “D” annexed to this Pre-Bridge Agreement and hereby incorporated herein by reference.

4.      Selected Financial Information.

The following selected financial data has been derived from the Borrower’s audited financial statements for the two fiscal years ended December 31, 2005, and from its reviewed financial statements for the nine months ended September 30, 2006 and its un-reviewed Borrower prepared financial statements for the three months ended December 31, 2006. In the opinion of the Borrower’s management, the unaudited financial statements include all adjustments, consisting only of normal, recurring adjustments that management considers necessary for a fair statement of the results of that period. The Borrower will make its audited and unaudited financial statements to the Lender upon his written request. The Borrower’s historical results are not necessarily indicative of the results to be expected in any future period.

Information contained in this document is proprietary and not to be disclosed without written permission from
IPtimize, Inc.
2135 S. Cherry St, Ste. 200; Denver, CO 80222
303-268-3600 (Main) 303-268-3639 (Fax)

	2004 Audited	2005 Audited	2006 Unaudited [1]
Statement of Operations Data

Operating income	288,700	790,056	410,872
Operating expenses
Non-cash Stock Compensation	901,229	1,865,889	871,779
Research & Development	762,742	0	0
Impairment of Fixed Assets	0	25,000	0
General and administrative	1,552,102	2,157,873	1,561,620
Depreciation & Amortization	39,528	41,760	22,254
Net Operating (Loss)	(2,966,901)	(3,300,466)	(2,044,781)
Other Income (Expense)
Interest Expense	(28,103)	(49,726)	(344,306)
Net income (loss)	(2,995,004	(3,350,192)	(2,389,087)
Weighted average shares outstanding	16,877,757	15,021,955
Net income (loss) per share	(0.18)	(0.22)

Balance Sheet Data—At Period End

Cash and equivalents	89,250	23,078	(7,565)
Current assets	264,610	130,740	89,272
Fixed assets	132,945	66,185	46,556
Other assets	4,021	10,321	349,103
Total assets	490,826	230,324	477,366
Current liabilities	1,797,553	1,216,091	2,293,733
Long term debt	43,613	17,601	17,601
Total liabilities	1,841,166	1,233,692	2,311,334

Total stockholders’ equity (deficit)	(1,350,340)	(1,003,368)	(1,833,968)
Total liabilities and equity	490,826	230,324	477,366

___________________________

1 Comprised of reviewed statements for the nine months ended September 30, 2006 and un-reviewed company prepared statements for the year ended December 31, 2006

     5.      Representations, Warranties and Covenants.

In order to implement the operation of this Pre-Bridge Agreement, the Parties hereby jointly and severally represent, warrant, covenant, agree and consent as follows:

Information contained in this document is proprietary and not to be disclosed without written permission from
IPtimize, Inc.
2135 S. Cherry St, Ste. 200; Denver, CO 80222
303-268-3600 (Main) 303-268-3639 (Fax)

     5.1   Insolvent Financial Condition of the Borrower. The Borrower represents and warrants that it has provided, or will provide as available, all material information regarding the financial condition of the Borrower; and that as of the date of this Agreement, the Borrower is insolvent, has a negative shareholder equity balance, has outstanding liabilities that cannot presently be met by its revenues, and has effectively no market value as a “Pink-Sheet” traded company;

             5.2   Authority . The Borrower and the Lender have full legal authority to enter into this Agreement and to perform the same in the time and manner contemplated;

         5.3  Approval . This Agreement has been submitted to, ratified and approved by the Board of Directors of the Borrower and by the Lender in the manner required by the law of his jurisdiction of residence;

         5.4    Licenses, Etc. The Borrower shall comply with all applicable laws and regulatory requirements at all times. The Borrower shall obtain and maintain such authorizations, licenses, permits and other governmental or regulatory agency approvals as are required for the performance of this Pre Bridge Agreement;

        5.5    Valid Issuance. The Warrant and the Warrant Shares shall be when issued, duly and validly issued, fully paid and non-assessable;

        5.6     Reservation . The Borrower shall reserve the Warrant Shares for issuance upon the exercise of the Warrants by the Lender ;

       5.7    Restricted Securities. The Lender acknowledges, accepts and understands that until and unless the same are registered under the Securities Act: (i) the Warrant Shares and the Conversion Shares will be “restricted securities” as that term is defined under the Securities Act; (ii) the Lender will be acquiring the Warrant Shares and the Conversion Shares solely for his own account, for investment purposes and without a view towards the resale or distribution thereof; (iii) the Warrant Shares will be subject of stop transfer orders on the books and records of the Borrower’s transfer agent and shall be imprinted with a standard form of restrictive legend; and (iv) any sale of the Warrant Shares or the Conversion Shares will be accomplished only in accordance with the Securities Act and the rules and regulations of the Commission adopted thereunder; and

           5.8   Accredited Investor . As evidenced by the Lender’ completion of the questionnaire annexed hereto as Exhibit “E” and hereby incorporated herein by reference (the “Questionnaire”), the Lender is an “accredited investor” as that terms is defined in Regulation D of the Securities Act and as such: (i) has adequate means of providing for his current needs and possible contingencies; (ii) is able to bear the economic risk of his investment; (iii) is capable of evaluating the relative risks and merits of the Lender’ investment in the Borrower; (iv) can bear the economic risk of losing his entire investment in the Borrower represented by the Loan Amount; (v) has not relied upon any oral statements or representations by the Borrower or its principals; (vi) understands the undercapitalized and speculative nature of the Borrower’s business as well as the uncertainties attendant upon the Borrower’s ability to reach profitability from its present insolvent status; and (vii) has consulted the Lender’ own financial, legal and tax advisors with respect to the economic, legal and tax consequences of his investment in the Borrower.

Information contained in this document is proprietary and not to be disclosed without written permission from
IPtimize, Inc.
2135 S. Cherry St, Ste. 200; Denver, CO 80222
303-268-3600 (Main) 303-268-3639 (Fax)

     6.      Default: Rights and Remedies on Default

     6.1 Events of Default. The occurrence of any of the following events shall be an event of default under this Agreement (“Events of Default”):

                      A.     The material breach of any representation, warranty or covenant of the Borrower contained in this Pre-Bridge Agreement including the failure to promptly deposit the Commission Income into the Account and any repayment not cured within fifteen (15) days of written notice of such breach;

     B.     If the Borrower: (i) files a petition in bankruptcy or a petition to take advantage of any insolvency act or other act for the relief or aid of debtors; (ii) makes an assignment for the benefit of its creditors; (iii) consents to or acquiesces in the appointment of a receiver, liquidator or trustee of itself or of the whole or any part of its properties and assets; (iv) files a petition or answer seeking for itself reorganization, arrangement, composition, readjustment. liquidation, dissolution or similar relief under the federal bankruptcy laws or any other applicable law; (v) on a petition in bankruptcy filed against it, is adjudicated a bankrupt; or (vi) is served with a three-day (3) notice to quit any of its leasehold premises, which notice is not discharged or contested in good faith by appropriate proceedings prior to the initiation of an unlawful suit against the Borrower;

     C.     If a court of competent jurisdiction shall enter an order, judgment or decree appointing, without the consent of acquiescence of the Borrower, as a receiver, liquidator or trustee of the Borrower, or of the whole or any substantial part of its properties and assets, or approving a petition filed against it seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the federal bankruptcy laws or any other applicable law, and such order judgment or decree shall remain un-vacated or not set aside or un-stayed for an aggregate of thirty (30) days, whether or not consecutive, from the date of the entry thereto; or if, under the provisions of any other law for the relief or aid of debtors, any court of competent jurisdiction shall assume custody or control of the Borrower or the whole or any substantial part of its operations and assets and such custody and control shall remain un-terminated or un-stayed for an aggregate of thirty (30) days, whether or not consecutive, from the date of assumption of such custody or control.

Information contained in this document is proprietary and not to be disclosed without written permission from
IPtimize, Inc.
2135 S. Cherry St, Ste. 200; Denver, CO 80222
303-268-3600 (Main) 303-268-3639 (Fax)

     6.2      Due and Payable. Upon the occurrences of any such Event of Default, the Lender at his option and exercised by written notice to the Borrower, shall deem the principal under this Pre Bridge Agreement, together with the interest and charges accrued thereon, become immediately due and payable. The Lender may exercise any or all of the rights and remedies granted under the provisions of the Uniform Commercial Code of the State of Colorado (as now or hereafter in effect). Any proceeds realized from the disposition of the assets of the Borrower under bankruptcy or liquidation provisions, shall: (i) first be applied to the payment of any wages due to any employees of the Borrower, pursuant to Colorado Department of Labor statutes; (ii) then to any secured indebtedness of the Borrower; (iii) then to any expenses incurred by the Lender in connection with the disposition; and (iv) the balance shall be applied to the payment of the Loan Amount; (v) then to any trade or vendor indebtedness; (vi) thereafter to any other indebtedness and the equity shareholders of the Borrower. Any surplus proceeds shall be an asset of the Borrower. In the event such proceeds prove insufficient to satisfy all indebtedness secured hereunder, then Borrower shall be liable for the deficiency.

     6.3      Other Remedies. The rights, powers and remedies granted to the Lender pursuant to the provisions of this Pre Bridge Agreement shall be in addition to all the rights, powers and remedies granted to the Lender under any statute or rule of law. Any forbearance, failure or delay by order, exercising any right, power or remedy under this Pre Bridge Agreement shall not be deemed to be waiver of such right, power or remedy. Any single or partial exercise (if any right, power or remedy under this Pre Bridge Agreement shall not preclude the further exercise thereof, and every right, power and remedy of the Lender under this Pre Bridge Agreement shall continue in full force and effect until such right, power or remedy is specifically waived by any instrument executed by the Lender .

     6.4      Waiver . The Borrower for itself and its legal representatives, successors and assigns, expressly waives presentment, protest, demand, notice of dishonor, notice of nonpayment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, and diligence in collection, and consents that the Lender may extend the time for payment or otherwise modify the terms of payment or any part or the whole of the Loan Amount. To the fullest extent permitted by law, the Borrower waives the statute of limitations in any action brought by the Lender in connection with this Pre Bridge Agreement and the right to a trial by jury.

Information contained in this document is proprietary and not to be disclosed without written permission from
IPtimize, Inc.
2135 S. Cherry St, Ste. 200; Denver, CO 80222
303-268-3600 (Main) 303-268-3639 (Fax)

7.      Assignments . Neither Party shall assign or transfer any rights or obligations hereunder, except that, (i) the Borrower may assign or transfer this Agreement to a successor corporation in the event of a merger, consolidation, transfer, or sale of all or substantially all of the assets of the Borrower, provided that no such assignment shall relieve the Borrower from liability for the obligations assumed by it hereunder; and (ii) any Lender may assign or transfer this Agreement to any firm which is an affiliate of the Lender provided that no such assignment shall relieve the Lender from liability for his obligations hereunder.

8.      Entire Agreement. Each Party hereby covenants that this Agreement is intended to and does contain and embody all of the understandings and agreements, both written or oral, of the Parties with respect to the subject matter of this Agreement, and that there exists no oral agreement or understanding, expressed or implied, whereby the absolute, final and unconditional character and nature of this Agreement shall be in any way invalidated or affected. There are no representations, warranties or covenants other than those set forth in this Agreement.

        9.      Binding Arbitration . The Parties agrees that any and all disputes that arise out of this Agreement shall be submitted to and resolved through final and binding arbitration in the City of Denver, State of Colorado, , in accordance with the rules and regulations of the American Arbitration Association. In such event, the Parties shall split the cost of any arbitration filing and hearing fees and the cost of the arbitrator. Each Party will bear its own attorneys' fees, and the arbitrator will not have authority to award attorneys' fees unless a statutory section at issue in the dispute authorizes the award of attorneys' fees to the prevailing Party, in which case the arbitrator has authority to make such award as permitted by the statute in question. The arbitration shall be instead of any civil litigation; therefore, the Parties hereby waive any right to a trial, and agree that the arbitrator's decision shall be final and binding to the fullest extent permitted by law and enforceable by any court having jurisdiction thereof. The Parties shall accept the verdict or decision of the arbitrator and indemnify and hold the prevailing Party harmless from any and all liability arising out of the subject matter of the arbitration.

10.      Facsimile Signatures and Counterparts. Facsimile signatures on this Agreement shall be sufficient and acceptable to bind the Parties and for execution of this Agreement. This Agreement shall only be effective and binding when executed by both Parties hereto. This Agreement may be executed in counterparts, each of which so executed shall be deemed an original and constitute one and the same agreement.

11.      Notices . Any notice required or contemplated by this Agreement shall be deemed sufficiently given when delivered in person, transmitted by facsimile (if followed by a copy by mail within three (3) business days) or sent by registered or certified mail or priority overnight package delivery service to the principal office of the Party entitled to notice or at such other address as the same may designate in a notice for that purpose. All notices shall be deemed to have been made upon receipt, in the case of mail, personal delivery or facsimile, or on the next business day, in the case of priority overnight package delivery service. Such notices shall be addressed and sent or delivered to the Parties at the addresses set forth in the first paragraph of this Agreement, or to such other address of which a Party may notify the other Party in writing.

Information contained in this document is proprietary and not to be disclosed without written permission from
IPtimize, Inc.
2135 S. Cherry St, Ste. 200; Denver, CO 80222

303-268-3600 (Main) 303-268-3639 (Fax)

12.     Modification, Waiver and Amendment. A modification or waiver of any of the provisions of this Agreement shall be effective only if made in writing and executed with the same formality as this Agreement. The failure of any Party to insist upon strict performance of any of the provisions of this Agreement shall not be construed as a waiver of any subsequent default of the same or similar nature or of any other nature. No Party may or shall amend this Agreement, in whole or in part, verbally, by reliance, by course of conduct or otherwise, unless expressly and specifically acknowledged in writing and signed by both the Borrower and the Lender .

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date above set forth.

  IPtimize, Inc.

By: _______________ ______________

Clinton J. Wilson, President

_____________ ________________

______________________________

F irst Capital Business Development, LLC

(As to its obligations under Section 1.5 only)

By: ____________ ________________

Gary J. Graham, Manager

Information contained in this document is proprietary and not to be disclosed without written permission from
IPtimize, Inc.
2135 S. Cherry St, Ste. 200; Denver, CO 80222
303-268-3600 (Main) 303-268-3639 (Fax)